Exhibit 10.2

MODIFICATION, TERMINATION AND RELEASE
OF LEASE

This Modification, Termination and Release of Lease (the “Agreement”) is dated December 22, 2006 (the “Effective Date”) by and between SatCon Technology Corporation (“SatCon”) and Paul E. Hanlon, Trustee of C&M Realty Trust (“C&M”).  All terms not otherwise defined herein shall have the meaning ascribed to them in the Lease (defined below).

WHEREAS, C&M entered into a lease with Folio Acquisition Corp. (“FAC”) dated March 3, 1998 for the premises at 7 Coppage Drive, Worcester, MA which was amended on March 31, 2001 to identify Folio Group, Inc., a successor in interest to FAC (“Folio”), as the lessee (collectively, the “Major Lease”), and on March 31, 2001, Folio sublet the premises to SatCon under a sublease (the “Sublease”) to which C&M consented (the “Consent”);

WHEREAS, on June 21, 2002, Folio defaulted on the Major Lease and SatCon exercised its right to enter into a direct lease with the Lessor upon all the terms and conditions contained in the Major Lease, as modified by the Sublease and the Consent;

WHEREAS, on March 20, 2005, SatCon and C&M entered into a Confirmation of Exercise of Option, Establishment of Direct Lease and Modification of Direct Lease (the “Option Exercise”); and

WHEREAS, SatCon desires to terminate the Major Lease, as modified by the Sublease, the Consent and the Option Exercise (collectively, the “Lease”), prior to the termination date included therein of March 31, 2010 and C&M agrees to such early termination subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.             Expiration of Lease.  The parties agree that subject to the terms and conditions of this Agreement, the Term of the Lease shall expire on the later of (a) February 15, 2007 or (b) the date on which the Registration Statement (as defined in Section 4.1(a) below) becomes effective at 11:59 p.m. (the “Termination Date”) and that such early expiration shall not constitute a default by SatCon under the Lease.

2.             Return of Premises.  SatCon agrees that on or prior to the Termination Date, it shall remove its property from the Premises in accordance with Section 13.1 of the Major Lease, as modified by the Sublease, the Consent and this Agreement. The parties agree that SatCon shall take the following actions as part of this Agreement:

(i)                                     Demolish the machine shop, compressor room and small test room down to the floor surface;

(ii)                                  Remove the two (2) crane systems down to the floor surfaces;

(iii)                               Remove outside mufflers and repair any damages to the building caused by such removal;

(iv)                              Remove the outside trailers;

(v)                                 Remove the inventory cage; and

(vi)                              Cut the power to the mini uninterrupted power supply outside the building (the “UPS”).

The parties agree that the electric, compressed air drops, the cafeteria and UPS (including the electrical room in the UPS area) may remain within the Premises and need not be removed by SatCon. Consistent with the terms of the Lease and except as set forth in this Section 2, SatCon shall yield up the Premises to C&M in the same condition as existed on March 31, 2001, or as they may have been put thereafter, ordinary wear and tear and damage by fire and casualty and damage resulting from any failure of the C&M to perform its obligations only excepted.  Other than as specifically set forth in this Section 2, SatCon shall have no further restoration obligation with respect to the Premises upon expiration of the Lease.  Other than as specifically stated herein, nothing in Section 1 or this Section 2 shall relieve SatCon of its obligations under the Lease during the period up to and including the Termination Date.

3.             Issuance of Shares.

3.1           The parties acknowledge and agree that absent this Agreement, or any other permitted earlier termination of the Lease, the aggregate base rent payable by SatCon for the Premises for the remaining Lease term of three (3) years and three (3) months (from December 31, 2006 through March 31, 2010) is equal to One Million Two Hundred Seventy-nine Thousand Three Hundred Twenty Dollars ($1,279,320.00).  SatCon and C&M hereby agree that as consideration for the earlier expiration of the Lease contemplated in Section 1 and in lieu of any continuing payments or other obligations of SatCon thereunder as a result of such early expiration, SatCon shall issue to C&M Eight Hundred Fifty Thousand (850,000) shares of the common stock of SatCon, $0.01 par value, (the “Shares”) on January 2, 2007 (the “Issuance Date”).

3.2           C&M understands that upon issuance, the Shares will not be registered under the securities laws of the United States or any other jurisdiction and may not be transferred or resold except as permitted pursuant to a valid registration statement or an applicable exemption from registration.

3.3           In connection with the private placement of the Shares to C&M, C&M represents that:

(a)           C&M is acquiring the Shares for its own account and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to its right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or under an exemption from such registration and in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by C&M to hold Shares for any period of time.

(b)           C&M is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(c)           C&M, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  C&M is able to bear the economic risk of an investment in the Shares.

4.             Registration of the Shares; Compliance with the Securities Act; Sales of the Shares.

4.1           Registration Procedures and Other Matters.  SatCon shall:

(a)         subject to receipt of necessary information from C&M after prompt request from SatCon to C&M to provide such information, prepare and file with the SEC, within 30 days after the Issuance Date, a “shelf” registration statement covering the resale of all Shares for an offering to be made on a continuous basis pursuant to Rule 415 (the “Registration Statement”).  The Registration

Statement shall be on Form S-3.  In the event the Form S-3 is not available for the registration of the resale of Shares hereunder, SatCon shall register the resale of the Shares on another appropriate form in accordance herewith;

(b)         subject to receipt of necessary information from C&M after prompt request from SatCon to C&M to provide such information, use its best efforts to cause the Registration Statement to become effective within 90 days after the Issuance Date.

(c)         use best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect the Shares, the earlier of (i) the first anniversary of the Issuance Date, (ii) the date on which C&M may sell all Shares then held by C&M without restriction by the volume limitations of Rule 144(e) of the Securities Act and the rules and regulations promulgated thereunder, or (iii) such time as all Shares have been sold pursuant to the Registration Statement;

(d)         comply with any prospectus publication requirement then applicable to it and furnish to C&M with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as C&M may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by C&M; provided, however, that the obligation of SatCon to deliver copies of Prospectuses or Preliminary Prospectuses to C&M shall be subject to the receipt by SatCon of reasonable assurances from C&M that C&M will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

(e)         file documents required of SatCon for normal blue sky clearance in states specified in writing by C&M and use its best efforts to maintain such blue sky qualifications during the period SatCon is required to maintain the effectiveness of the Registration Statement pursuant to Section 4.1(c); provided, however, that SatCon shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f)          bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 4.1 (other than underwriting discounts or commissions, brokers’ fees and similar selling expenses, and any other fees or expenses incurred by C&M, including attorneys’ fees of C&M) and the registration of the Shares pursuant to the Registration Statement; and

(g)         advise C&M, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

4.2           Transfer of Shares After Registration; Suspension.

(a)         C&M agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 4.1 and as described below or as otherwise permitted by law, and that it will promptly notify SatCon of any changes in the information set forth in the Registration Statement regarding C&M or its plan of distribution.

(b)         Except in the event that paragraph (c) below applies, SatCon shall (i) if deemed necessary by SatCon, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide C&M copies of any documents filed pursuant to Section 4.2(b)(i) as C&M may reasonably request; and (iii) inform C&M that SatCon has complied with its obligations in Section 4.2(b)(i) (or that, if SatCon has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, SatCon will notify C&M to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify C&M pursuant to Section 4.2(b)(i) hereof when the amendment has become effective).

(c)         Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by SatCon of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then SatCon shall deliver a certificate in writing to C&M (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, C&M will refrain from selling any Shares pursuant to the Registration Statement (a “Suspension”) until C&M’s receipt of copies of a supplemented or amended Prospectus prepared and filed by SatCon, or until it is advised in writing by SatCon that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.  In the event of any Suspension, SatCon will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after the delivery of a Suspension Notice to C&M.  In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to C&M, C&M shall be entitled to specific performance in the event that SatCon fails to comply with the provisions of this Section 4.2(c).

(d)         Notwithstanding the foregoing paragraphs of this Section 4.2, C&M shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions for more than 60 days in any twelve month period, unless, in the good faith judgment of SatCon’s Board of Directors, upon the written opinion of counsel of SatCon, the sale of Shares under the Registration Statement in reliance on this paragraph 4.2(d) would be reasonably likely to cause a violation of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and result in liability to SatCon.

(e)         Provided that a Suspension is not then in effect, C&M may sell Shares under the Registration Statement, provided that it complies with any prospectus delivery requirement then applicable to it.  Upon receipt of a request therefor, SatCon has agreed to provide an adequate number of current Prospectuses (including documents incorporated by reference therein) to C&M and to supply copies to any other parties requiring such Prospectuses.

4.3           Indemnification.  For the purpose of this Section 4.3:

(i)              the term “Registration Statement” shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 4.1; and

(ii)             the term “Untrue Statement” means any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(a)         SatCon agrees to indemnify and hold harmless C&M from and against any losses, claims, damages, expenses or liabilities to which C&M may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any breach of the representations or warranties of SatCon contained in this Section 4 or failure to comply with the covenants and agreements of SatCon contained in this Section 4, (ii) any Untrue Statement, or (iii) any failure by SatCon to fulfill any undertaking included in the Registration Statement as amended or supplemented from time to time, and SatCon will reimburse C&M for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that SatCon shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in reliance upon and in conformity with written information furnished to SatCon by or on behalf of C&M specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time (including, without limitation, information set forth in a C&M Questionnaire), or the failure of C&M to comply with its covenants and agreements contained in Section 4 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to C&M prior to the pertinent sale or sales by C&M.  SatCon shall reimburse C&M for the indemnifiable amounts provided for herein on demand as such expenses are incurred.

(b)         C&M agrees to indemnify and hold harmless SatCon (and each person, if any, who controls SatCon within the meaning of Section 15 of the Securities Act, each officer of SatCon who signs the Registration Statement and each director of SatCon) from and against any losses, claims, damages or liabilities to which SatCon (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure of C&M to comply with the covenants and agreements contained in Section 4 hereof respecting sale of the Shares, or (ii) any Untrue Statement if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of C&M specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time (including, without limitation, information set forth in a C&M Questionnaire), and C&M will reimburse SatCon (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.  C&M shall reimburse SatCon or such officer, director or controlling person, as the case may be, for the indemnifiable amounts provided for herein on demand as such expenses are incurred.  Notwithstanding the foregoing, C&M’s aggregate obligation to indemnify SatCon and such officers, directors and controlling persons shall be limited to the net amount received by C&M from the sale of the Shares.

(c)         Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 4 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 4.  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d)         If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of SatCon on the one hand and C&M on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an Untrue Statement, whether the Untrue Statement relates to information supplied by SatCon on the one hand or C&M on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Untrue Statement.  SatCon and C&M agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), C&M shall not be required to contribute any amount in excess of the amount by which the net amount received by C&M from the sale of the Shares to which such loss relates exceeds the amount of any damages which C&M has otherwise been required to pay by reason of such Untrue Statement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)         The parties hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 4, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 4 fairly allocate the risks in light of the ability of the parties to investigate SatCon and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.  The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 4, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 4 and further agree not to attempt to assert any such defense.

(f)          For avoidance of confusion, in the event SatCon is the indemnifying person, each control person, director, or officer of SatCon referred to in subsection (b) of this Section 4 is not an indemnifying person for purposes of subsection (c) or (d) thereof.

4.4           Termination of Conditions and Obligations.  The conditions precedent imposed by Section 3.2 and this Section 4 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel reasonably satisfactory to SatCon shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

4.5           Information Available.  So long as the Registration Statement is effective covering the resale of Shares owned by C&M, SatCon will furnish to C&M:

(a)         as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-KSB unless available on the SEC’s EDGAR website (www.sec.gov), and (iii) its Quarterly Reports on Form 10-QSB (the foregoing, in each case, excluding exhibits) unless available on the SEC’s EDGAR website;

(b)         upon the request of C&M, all exhibits excluded by the parenthetical to subparagraph (a) of this Section 4.5 as filed with the SEC and all other information that is made available to shareholders; and

(c)         upon the reasonable request of C&M, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and upon the reasonable request of C&M, the President or the Chief Financial Officer of SatCon (or an appropriate designee thereof) will meet with C&M or a representative thereof at SatCon’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with C&M in conducting an investigation for the purpose of reducing or eliminating such Investor’s exposure to liability under the Securities Act, including the reasonable production of information at SatCon’s headquarters; provided, that SatCon shall not be required to disclose any confidential information to or meet at its headquarters with C&M until and unless C&M shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to SatCon with SatCon with respect thereto.

4.6           Legend; Restrictions on Transfer.  The certificate or certificates for the Shares (and any securities issued in respect of or exchange for the Shares) shall be subject to a legend or legends restricting transfer under the Securities Act and referring to restrictions on transfer herein, such legend to be substantially as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

4.7           Sale of the Shares; Volume Restrictions.

(a)           C&M expressly agrees that any sale of Shares pursuant to the Registration Statement or otherwise will be sold subject to the volume restrictions set forth below and C&M will deliver a copy of the Prospectus contained in the Registration Statement to the purchaser or purchasers, directly or through C&M’s broker, in connection with such sale, in each case in compliance with the requirements of the Securities Act and Exchange Act applicable to such sale.

(b)           C&M agrees that notwithstanding anything to the contrary contained herein (i) in any single trading day, C&M will not sell Shares in excess of ten percent (10%) of the average reported daily volume in SatCon’s common stock for the four weeks immediately preceding the sale; and (ii) in any single trading week, C&M will not sell Shares in excess of ten percent (10%) of the average reported weekly volume in SatCon’s common stock for the four weeks immediately preceding the sale.  C&M agrees to provide SatCon with written notice of such Share sales and the proceeds received by C&M on account of such sales on a weekly basis.

(b)           C&M further agrees that the Shares will only be sold while the Registration Statement is effective, unless another exemption from registration is available.  Any sale by C&M of Shares pursuant to the Registration Statement shall be sold in a manner described under the caption “Plan of Distribution” in such Registration Statement.  On the basis of, and subject to, compliance by C&M with the covenants contained in this Section 4.7, upon effectiveness of the Registration Statement, SatCon shall as soon as practicable (but not later than five business days after surrender of the legended certificates to SatCon’s transfer agent and notice of such surrender has been provided) cause certificates evidencing the Shares previously issued to be replaced with certificates which do not bear the restrictive legends specified above in Section 4.6.  C&M acknowledges that the removal of the restrictive legends from certificates representing Shares as provided in this Section 4.7 is predicated upon SatCon’s reliance on C&M’s compliance with its covenants in this Section 4.7.

5.             Release; Limitation of Liability.  Effective upon the Issuance Date, C&M, on its own behalf and on behalf of its agents, assigns, successors, predecessors, heirs, executors, administrators, and legal representatives, hereby releases and forever discharges SatCon and its respective directors, officers, agents, shareholders, employees, independent contractors, advertising agencies, representatives, assigns, successors, predecessors, heirs, executors, administrators, related entities (including, without limitation, any parent, subsidiary and affiliated companies) and legal representatives, of and from any and all manner of action or actions, claims, demands, damages, losses, actions, causes of action or suits of whatever kind or nature, whether known or not known to date hereof, which C&M may have by reason of any matter, fact, cause or thing of any conceivable kind or character whatsoever, relating to the Lease except as specifically set forth in this Agreement.  The parties agree that SatCon’s total aggregate liability for any breach of Section 3 or 4 of this Agreement shall be limited to Seven Hundred Seventy-Six Thousand Dollars ($776,000.00) and any costs incurred by C&M in connection with the collection of such amount, including reasonable attorneys’ fees, less any rent paid by SatCon to C&M after February 15, 2007 and prior to the Termination Date.

6.             Miscellaneous.

6.1.          Transfers, Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

6.3.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4.          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5.          Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth above, as subsequently modified by written notice given in accordance with this Section 6.5.

6.6.          Amendments.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties.

6.7.          Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.8.          Entire Agreement.  This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof.

6.9.          Choice of Forum and Consent to Jurisdiction.  Any action arising out of or relating to this Agreement, any other document, instrument or agreement contemplated herein or delivered pursuant hereto, shall be brought only in a federal or state court having jurisdiction and venue in Worcester, Massachusetts, and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of such courts and agrees that venue in the City of Worcester, Massachusetts is proper.  Each of the parties hereto hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any legal action or proceeding, any defense or any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, including claims that such party may be immune from the above-described legal process, or that such proceeding is brought in an inconvenient or otherwise improper forum or that this Agreement or any of the other aforementioned documents, instruments or agreements, or the subject matter hereof or thereof, may not be enforced by such courts.

6.10.        Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

6.11.        Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Facsimile signatures will be considered original signatures.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.

SATCON TECHNOLOGY CORPORATION	PAUL E. HANLON, TRUSTEE OF C&M REALTY TRUST

By	/s/ David E. O’Neil	By	/s/ Paul Hanlon

Printed	David E. O’Neil	Printed	Paul Hanlon

Title	V.P. Finance and Treasurer	Title